MICHAEL A. TORRES

REPLACEMENT LIMITED POWER OF ATTORNEY

The undersigned individual had executed a limited power of attorney dated June 20, 2023 (the “Initial LPOA”) and appointed each of Jeffery V. Curry, Chief Legal Officer of CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), and J. Tyler Overley, Vice President-Accounting and Assistant Controller of the Company, or any of them signing singly, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact for the limited purposes stated therein. The undersigned individual does now, by the undersigned’s execution below, hereby revoke the Initial LPOA as of this 1st day of May, 2025 and a copy of said revocation has been delivered to the foregoing attorneys-in-fact.

Know all by these presents, that the undersigned individual has executed this Replacement Limited Power of Attorney dated May 1, 2025 (the “Replacement LPOA”) and that the undersigned individual hereby designates and appoints each of Jeffery V. Curry, Chief Legal the Company, Andrew F Cobb, Executive Vice President–Accounting of the Company and James (Tripp) Wingo III, Vice President-Accounting of the Company or any of them signing singly, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact for the limited purposes stated herein as follows:

(1) to prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) to execute for and on behalf of the undersigned, in the undersigned’s capacity as a member of the Board of Directors of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company; and

(3) to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report required by the SEC and any stock exchange or similar authority, and timely file such form or report with the SEC and any stock exchange or similar authority.

As to the undersigned, this Replacement LPOA shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The authorities granted by the undersigned hereunder are specifically limited to the matters set forth herein and no further authority is being granted by the undersigned in this instrument other than as stated herein.

The undersigned further acknowledges and agrees that the undersigned may execute this instrument and deliver same by facsimile or electronic mail (e-mail), including, but not limited to, as an attachment in portable document format (PDF), which shall be effective as original signature pages for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this instrument or in any other certificate, agreement or document related to this instrument, may include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or similar execution systems). The undersigned acknowledges and agrees that the use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

IN WITNESS WHEREOF, the undersigned has caused this Replacement Limited Power of Attorney to be executed to be effective as of this 1st day of May, 2025.

/s/ Michael A. Torres

Michael A. Torres